UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2020

ARDELYX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36485	26-1303944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

34175 Ardenwood Blvd.

Fremont, CA 94555

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 745-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	ARDX	The Nasdaq Global Market

Item 8.01       Other Events.

On November 12, 2020, Ardelyx, Inc. (the “Company” or “Ardelyx”), a specialized biopharmaceutical company focused on developing first-in-class medicines to improve treatment for people with cardiorenal diseases, updated its progress with respect to its small molecule potassium secretagogue program, RDX013, for the potential treatment of hyperkalemia. The Company noted that it has completed a Phase 1 clinical study evaluating the safety and pharmacodynamics of RDX013 in 112 healthy volunteers. The data from the Phase 1 clinical study showed that RDX013 was generally safe and well-tolerated, and that a decrease in urine potassium and an increase in stool potassium excretion were observed in subjects treated with RDX013. The results of the Phase 1 clinical trial support the Company’s decision to proceed with a Phase 2 clinical study evaluating RDX013 in hyperkalemic patients with chronic kidney disease, or CKD. The Company currently expects to initiate the Phase 2 study in the next several months.

The Company also provided an update of its progress in a pipeline research program, RDX020, targeting a bicarbonate exchange inhibitor to treat metabolic acidosis, noting that the Company has identified several lead compounds that have been determined to be potent, selective and proprietary inhibitors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2020	ARDELYX, INC.

	By:	/s/ Elizabeth Grammer
Elizabeth Grammer
Chief Legal and Administrative Officer